HAWKINS, DELAFIELD & WOOD
                                 67 Wall Street
                            New York, New York 10005







                                               April 3, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005

                  Re:      First Investors New York Insured
                           Tax Free Fund, Inc.

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of First Investors New York Insured Tax Free Fund, Inc. and the related Prospectus.

                                               Very truly yours,

                                               /s/Hawkins, Delafield & Wood

                                               Hawkins, Delafield & Wood